================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 ---------------


                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION


                                 ---------------


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant                        [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rules 14a-6(e)(2) and 14c-5(d)(2))

[X]     Definitive Proxy

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 14a-11(c) or Section 240.14a-12

                               NEWMARK HOMES CORP.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

================================================================================

                               NEWMARK HOMES CORP.
                            1200 Soldiers Field Drive
                             Sugar Land, Texas 77479



June 7, 2000

Dear Shareholder:

         Newmark Homes Corp., a Nevada corporation ("Newmark"), will hold its 2000 Annual Meeting of Shareholders in Houston, Texas, on Monday, July 17, 2000 at 2:00 p.m. at the St. Regis Hotel, 1919 Briar Oak Lane, Houston, Texas 77026. At the meeting, shareholders will elect eight Newmark directors for one-year terms. Detailed information about the meeting is included in the attached proxy statement.

         On behalf of the Board of Directors and employees of Newmark, we cordially invite all shareholders to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, please take the time to vote on the proxy provided to you. As explained in the proxy statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

         If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another shareholder, please bring written confirmation from the record owner that you are acting as a proxy. If you will need special assistance at the meeting, please contact Terry White, Secretary of the Company at (281) 243-0100.

Sincerely,

NEWMARK HOMES CORP.





Constantine Stengos
Chairman, Board of Directors

                                TABLE OF CONTENTS




NOTICE OF ANNUAL MEETING OF SHAREHOLDERS........................................1

GENERAL.........................................................................2

VOTING SECURITIES AND SECURITY OWNERSHIP........................................2

I.   ELECTION OF DIRECTORS......................................................4

EXECUTIVE COMPENSATION..........................................................9

CERTAIN TRANSACTIONS...........................................................14

II.  OTHER MATTERS.............................................................18

III. OTHER PROPOSALS...........................................................19

III. SHAREHOLDER PROPOSALS.....................................................19

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON MONDAY, JULY 17, 2000


         The Annual Meeting of Shareholders (the "Meeting") of Newmark Homes Corp., a Nevada corporation (the "Company"), will be held on Monday, July 17, 2000, at 2:00 p.m., at the St. Regis Hotel located at 1919 Briar Oak Lane, Houston, Texas 77026, for the following purposes:

         1. To elect eight directors to hold office until the 2001 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified; and

         2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

         Only shareholders of record at the close of business on May 31, 2000, will be entitled to vote at the Meeting.

         Your attention is called to the attached proxy statement and the accompanying proxy. Please sign and return the proxy in the enclosed envelope; no postage is required if this proxy is mailed in the United States. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting. Your proxy must be sent to the Secretary of the Company not less than 48 hours prior to the Meeting.

         A copy of the Annual Report of the Company for the fiscal year ended December 31, 1999, accompanies this Notice.


NEWMARK HOMES CORP.



Terry C. White,
Secretary



June 7, 2000

                               NEWMARK HOMES CORP.
                            1200 Soldiers Field Drive
                             Sugar Land, Texas 77479

                  ********************************************

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                              MONDAY, JULY 17, 2000

                  *********************************************

                                     GENERAL

         The Annual Meeting of Shareholders (the "Meeting") of Newmark Homes Corp. (the "Company"), a Nevada corporation, will be held at the St. Regis Hotel located at 1919 Briar Oak Lane, Houston, Texas 77026, on Monday, July 17, 2000, at 2:00 p.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and proxy is June 7, 2000.

         It is important that your shares be represented at the Meeting. If it is not possible for you to attend the Meeting, please sign and date the enclosed proxy and return it to the Company at least 48 hours before the Meeting. The proxy is being solicited by the Board of Directors of the Company. Shares represented by valid proxies in the enclosed form will be voted if received in time for the Meeting. Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its directors, officers and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

SHARES ENTITLED TO VOTE, REQUIRED VOTE AND QUORUM.

         Only holders of record of shares of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on May 31, 2000 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement of the Meeting. Each share of Common Stock has one vote. As of April 25, 2000, there were issued and outstanding 11,500,000 shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth certain information as of March 31, 2000, respecting the holdings of: (i) each person who was known to the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each director and nominee of the Company and each executive officer named in the Summary Compensation Table under "Executive Compensation"; and (iii) all directors and executive officers of the Company as a group. The Common Stock is the only class of stock of the Company that is outstanding. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

         ---------------------------------------------- --------------------------------------
                                                                SHARES OF COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                        ------------------ -------------------
                                                                                PERCENT
                                                                                   OF
                                                                                 COMMON
             NAME AND ADDRESS OF BENEFICIAL OWNER             NUMBER             STOCK
         ---------------------------------------------- ------------------ -------------------
         Technical Olympic USA, Inc.(1)                     9,200,000             80%
         1200 Soldiers Field Drive
         Sugar Land, Texas 77479
         ---------------------------------------------- ------------------ -------------------
         Lonnie M. Fedrick                                     22,900              *
         Newmark Homes Corp.
         1200 Soldiers Field Drive
         Sugar Land, Texas 77479
         ---------------------------------------------- ------------------ -------------------
         J. Eric Rome                                           9,000              *
         Newmark Home Corporation
         5910 Courtyard Drive, Suite 230
         Austin, TX  78731
         ---------------------------------------------- ------------------ -------------------
         Terry C. White                                         7,500              *
         Newmark Homes Corp.
         1200 Soldiers Field Drive
         Sugar Land, Texas 77479
         ---------------------------------------------- ------------------ -------------------
         J. Michael Beckett(2)                                 10,900              *
         Newmark Homes Corp.
         1200 Soldiers Field Drive
         Sugar Land, Texas 77479
         ---------------------------------------------- ------------------ -------------------
         All directors and executive officers as a             50,300              *
         group (4 persons)
         ---------------------------------------------- ------------------ -------------------

----------
*  Less than one percent

(1) Technical Olympic USA, Inc. ("TOUSA") is a subsidiary of Technical Olympic (UK) PLC which is a subsidiary of Technical Olympic S.A. Mr. Constantine Stengos owns greater than 5% of the outstanding stock of Technical Olympic S.A.

(2) Includes 6,700 shares of Common Stock held by the wife of Mr. Beckett as to which he disclaims beneficial ownership.


CHANGES IN CONTROL.

         On December 15, 1999, Technical Olympic USA, Inc. ("TOUSA") purchased 9,200,000 shares of the Company's Common Stock for $86 million in cash. The shares sold in this transaction represent 80% of the Company's outstanding Common Stock. TOUSA purchased such shares from Pacific Realty Group, Inc. ("Pacific Realty"), a wholly owned subsidiary of Pacific USA Holdings Corp. ("Pacific USA"), which is an indirect subsidiary of Pacific Electric Wire & Cable, Ltd. Pacific USA and Pacific Realty are referred to collectively as the Pacific Entities. TOUSA, a Delaware corporation, is a wholly owned subsidiary of Technical Olympic (UK) PLC, an English company, which is a wholly owned subsidiary of Technical Olympic S.A., a Greek company. Mr. Constantine Stengos owns greater than 5% of the outstanding equity of Technical Olympic S.A.


                            I. ELECTION OF DIRECTORS

         The Board of Directors proposes that Messrs. Constantine Stengos, Andreas Stengos, George Stengos, Yannis Delikanakis, Larry D. Horner, William A. Hasler, Lonnie M. Fedrick and James M. Carr be elected as directors of the Company to hold office until the Annual Meeting of the Shareholders in 2001 and, in each case, until his successor is duly elected and qualified.

         The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the foregoing nominees, unless such proxies are marked to the contrary. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but they will be counted for purposes of determining whether a quorum is present. Each nominee receiving a plurality of the votes present and entitled to vote shall be elected a director. If a nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies will be voted in accordance with the best judgment of the proxy holder. Shareholders may not cumulate their votes in the election of the directors.

         The nominees for election as the directors to be elected at the Meeting, together with certain information about them, are set forth below:

                NAME                          AGE        DIRECTOR SINCE                     POSITION
                ----                          ---        --------------                     --------
Constantine Stengos...................        63              1999                   Chairman of the Board
Andreas Stengos.......................        37              1999                   Director
George Stengos........................        32              1999                   Director
Yannis Delikanakis....................        32              1999                   Director
Larry D. Horner.......................        65              1998                   Director
William A. Hasler.....................        58              1998                   Director
Lonnie M. Fedrick.....................        55              1998                   President, Chief Executive Officer
                                                                                          and Director
James M. Carr.........................        49              1998                   Executive Vice President
                                                                                          and Director

         Constantine Stengos, a director of the Company, has served as Chairman of the Board since December 15, 1999. Mr. Stengos is also a director and the President of TOUSA, the immediate parent of the Company, and a director of Technical Olympic (UK) PLC, the immediate parent of TOUSA, all since November 1999. Technical Olympic (UK) PLC is a wholly owned subsidiary of Technical Olympic S.A. Chairman Stengos formed Technical Olympic S.A. in 1965 and serves as a director, the Chairman of its board of directors and the Managing Director. Chairman Stengos owns more than 5% of the outstanding equity of Technical Olympic S.A. TOUSA, Technical Olympic (UK) PLC, and Technical Olympic S.A. are all affiliates of the Company. Mr. Stengos graduated from the National Technical University, Athens, Greece with a Masters of Science in Civil Engineering.

         Andreas Stengos, a director of the Company, has served as a director and the Treasurer of TOUSA since November 1999 and a director and the General Director of Technical Olympic (UK) PLC since January 1997. Mr. Stengos has been a director of Technical Olympic S.A. since 1989, served as its Managing Director from 1989 to 1995 and has been its General Manager since 1995. Mr. Stengos earned a Bachelor of Science in Civil Engineering from City University, London, and a Master of Science in Civil Engineering from the National Technical University, Athens, Greece.

         George Stengos, a director of the Company, has served as a director of TOUSA since November 1999 and a director and the Corporate Secretary of Technical Olympic (UK) PLC since 1997. Mr. Stengos is the Stock Market & Purchasing Director of Technical Olympic S.A., has been employed in such capacity since 1996 and was a student prior to 1996. Mr. Stengos earned an Associate of Science in Mechanical Engineering from the University of Miami and a Master of Science in Mechanical Engineering from the National Technical University of Athens, Greece.

         Yannis Delikanakis, a director of the Company, has served as a director and Vice President of TOUSA since November 1999. Mr. Delikanakis is the Real Estate and Housing Director of Technical Olympic S.A. and has been employed in such capacity since September 1999. Mr.

Delikanakis was a director and was the manager of the Real Estate Development and Project Management Departments of Lambert Smith Hampton S.A. from 1994 to 1999. Mr. Delikanakis graduated from the University of Texas at Austin with a Master of Science in Civil Engineering and earned his diploma of Civil Engineering from the National Technical University of Athens, Greece.

         Larry D. Horner, a director of the Company, has served as Chairman of Pacific USA since 1994. He is also Chairman of the Board of Asia Pacific Wire & Cable Corporation Limited, a Bermuda corporation with operations in Southeast Asia, which is publicly traded on the New York Stock Exchange. Additionally, he is a director of American General Corp., Phillips Petroleum Company, Atlantis Plastics, Inc., Lotus Biochemical Corp., Laidlaw Global Corp., UT Starcom, Inc., Globe Share, Inc. and Electra Technologies S.A. Mr. Horner was formerly associated with KPMG LLP for 35 years, retiring as Chairman and Chief Executive Officer of both the U.S. and International firms. He is a certified public accountant and a graduate of the University of Kansas and the Stanford Executive Program.

         William A. Hasler, a director of the Company, has served as Co-Chief Executive Officer of Aphton Corporation since July 1998. Aphton Corporation is a biopharmaceutical company. From August 1991 to July 1998, Mr. Hasler served as Dean of the Haas School of Business at the University of California at Berkeley. Prior to that, he was both Vice Chairman and a director of KPMG LLP. Mr. Hasler also serves on the boards of Mission West, TCSI, Walker Interactive, Aphton Corporation, Solectron Corp., DiTech Communications and Asia Pacific Wire and Cable Corporation Limited, and is a member of the board of governors of the Pacific Stock Exchange. In addition, he serves on the Advisory Board of the Critical Technologies Institute, a Congressionally mandated advisor to the President's Office of Science and Technology. Mr. Hasler is a trustee of Pomona College. He is a graduate of Pomona College and the Harvard Business School.

         Lonnie M. Fedrick, a director of the Company, has served as President and Chief Executive Officer of the Company since 1997. Mr. Fedrick has also been President and Chief Executive Officer of Newmark Home Corporation since 1994 and was Executive Vice President of Newmark Home Corporation from 1984 to 1994. He is a member of the board of directors of the Greater Houston Builders Association.

         James M. Carr, a director of the Company, became Executive Vice President and a director of the Company upon the closing of the acquisition of Westbrooke Communities, Inc. ("Westbrooke") by the Company in January 1998. Mr. Carr founded Westbrooke in 1976, and has served as Chairman, Chief Executive Officer and President of Westbrooke since its inception. Mr. Carr is a graduate of the University of Miami. He is also the Chairman Emeritus of the Baptist Hospital Foundation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS.

         The Board of Directors held five meetings during the Company's last fiscal year and also took eleven actions by written consent of the members in lieu of a meeting. The Board of Directors currently has an Audit Committee, a Compensation Committee, an Investment Committee and a

Special Committee. Each incumbent director attended more than 75% of the aggregate meetings of the Board of Directors and the committees on which the director was a member.

         AUDIT COMMITTEE: The Audit Committee generally has responsibility for recommending independent auditors to the Board for selection, reviewing the plan and scope of the accountants' audit, reviewing the Company's audit and control functions and reporting to the full Board regarding all of the foregoing. The Audit Committee meets with the auditors and with management of the Company regarding the audited financial statements and determines whether to recommend inclusion of the statements in the Company's Annual Report on Form 10-K.

         The Audit Committee held one formal meeting during the last fiscal year and took one action by written consent of the members in lieu of a meeting. From January 1, 1999 to December 15, 1999, the Audit Committee members were Michael
K. McCraw, Jon P. Newton and William A. Hasler. Mr. McCraw resigned December 15, 1999 and Mr. Newton resigned March 22, 2000. Mr. Hasler is the only director on the Audit Committee, and on April 19, 2000 the Nasdaq granted the Company ninety
(90) days to appoint a second independent director to the committee. The Board intends to appoint a third independent director pursuant to the rules of the National Association of Security Dealers prior to the 2001 Annual Meeting of Stockholders.

         AUDIT COMMITTEE REPORT: On March 9, 2000, the Audit Committee held a meeting and took the following actions regarding the 1999 audited financial statements of the Company and its subsidiaries: (i) reviewed and discussed the 1999 audited financial statements with management of the Company; (ii) discussed with the independent auditors, BDO Seidman, LLP, the matters required to be discussed by SAS61 relating to the year end financial statements; (iii) received the written disclosures and the letter from the independent accountants regarding the independent accountant's independence and discussed the same with the auditors; and (iv) recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 1999 be included in the Company's Annual Report on Form 10-K.

         Mr. Hasler is an independent director as defined and required by the rules of the National Association of Security Dealers. On January 28, 2000, the Board of Directors amended its written charter for the Audit Committee, a copy being included as Appendix A to this proxy statement.

The foregoing report has been furnished by the current member of the Audit Committee, Mr. Hasler.

         COMPENSATION COMMITTEE: The current members of the Compensation Committee are Messrs. Horner, Hasler, Delikanakis, Andreas Stengos and George Stengos. The Compensation Committee focuses on executive compensation, the administration of the Company's stock option plans and the granting of discretionary bonuses. During the Company's last fiscal year, the Compensation Committee held four formal meetings and took no action by written consent of the members in lieu of a meeting. Neither management nor employees of the Company serve on the Compensation Committee.

         INVESTMENT COMMITTEE: The current members of the Investment Committee are Messrs. Delikanakis, Horner, Fedrick and Carr, and Tommy McAden, the non-director management representative. The Investment Committee generally has responsibility for considering and approving land acquisitions by operating subsidiaries of the Company (excluding lot option contracts) in excess of $500,000 and making reports to the full Board regarding such actions. During the Company's last fiscal year, the Investment Committee did not meet formally but took two actions by written consent of the members in lieu of a meeting.

         SPECIAL COMMITTEE: The current members of the Special Committee, which is an independent committee, are the two non-affiliate directors, Messrs. Hasler and Horner. The Special Committee generally has responsibility for considering and acting on any proposed transaction (a) between the Company and TOUSA or any affiliate of TOUSA other than the Company and (b) by an affiliate which may affect or involve the Company, in which one or more of the directors may have an actual or perceived interest in the transaction. The Special Committee had similar responsibilities relating to the Pacific Entities until the change of control occurred December 15, 1999. During the Company's last fiscal year, the Special Committee held one formal meeting and took one action by written consent of the members in lieu of a meeting.

         FAMILY RELATIONSHIPS: Constantine Stengos, Chairman of the Board of Directors of the Company and a director, and Andreas Stengos and George Stengos, both directors of the Company, are father and sons. Yannis Delikanakis is the son-in-law of Constantine Stengos and the brother-in-law of Andreas Stengos and George Stengos. There are no other familial relationships among the executive officers and directors of the Company.


COMPENSATION OF DIRECTORS.

         Independent or non-affiliate directors of the Company receive an annual fee of $15,000 and $2,000 per board meeting attended and are reimbursed for reasonable out-of-pocket expenses incurred for attendance at meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE.

The following table sets forth the cash and non-cash compensation for each of the Company's last three fiscal years awarded to or earned by the Company's Chief Executive Officer and four other most highly paid executive officers whose salary and bonus earned in Fiscal Year 1999 for services rendered to the Company exceeded $100,000 ("Named Executive Officers").

----------------------- --------- ------------------------------------------- ------------------------ ----------------
                                             ANNUAL COMPENSATION                     LONG-TERM
                                                                                   COMPENSATION
                                  ------------------------------------------- ------------------------
                                                                                 AWARDS      PAYOUTS
                                                                              ------------- ----------
                                                                               SECURITIES
                                                                               UNDERLYING
                                                                                OPTIONS /
                                                                                  SARS
       NAME AND                                                OTHER ANNUAL      (# OF        LTIP       ALL OTHER
  PRINCIPAL POSITION       YEAR     SALARY         BONUS      COMPENSATION(1)    SHARES)     PAYOUTS    COMPENSATION
----------------------- --------- ----------- --------------- --------------- ------------- ---------- ----------------
Lonnie M. Fedrick,        1999     $450,000    $1,341,644(2)    $10,420(3)         --           --        $563,737(4)
President, Chief
Executive Officer and     1998      400,000       646,894(5)     10,029(3)      134,400(6)      --            --
Director
                          1997      360,000       432,862        10,589(3)         --           --            --
----------------------- --------- ----------- --------------- --------------- ------------- ---------- ----------------
J. Eric Rome,             1999     $275,000    $  485,827(7)    $ 7,212(3)         --           --        $750,990(4)
Executive Vice
President -               1998      250,000       437,890(5)      7,155(3)      100,800(6)      --            --
Homebuilding
                          1997      225,000       296,307         7,355(3)         --           --            --
----------------------- --------- ----------- --------------- --------------- ------------- ---------- ----------------
James M. Carr,            1999     $474,822          --         $ 6,138            --           --        $500,000(8)
Executive Vice
President & Director      1998(9)   409,500    $   43,548        11,004            --           --            --
----------------------- --------- ----------- --------------- --------------- ------------- ---------- ----------------
Terry C. White,           1999     $175,000    $  255,571(10)   $10,140(3)         --           --        $292,161(4)
Senior Vice
President, Chief          1998      150,000       218,820(5)      8,525(3)       67,200(6)      --            --
Financial Officer and
Treasurer                 1997      137,500       155,456         7,682(3)         --           --            --
----------------------- --------- ----------- --------------- --------------- ------------- ---------- ----------------
J. Michael Beckett,       1999(11) $170,000    $  250,458(10)    $8,526(3)         --           --        $292,161(4)
Executive Vice
President -
Purchasing/Product
Development (Newmark
Home Corporation)
----------------------- --------- ----------- --------------- --------------- ------------- ---------- ----------------

(1) Information with respect to certain prerequisites and other personal benefits has been omitted because the aggregate value of such items does not meet the minimum amount required for disclosure under the regulations of the Securities and Exchange Commission.

(2) Includes (a) payment from the Company's Capital Accumulation Plan ("CAP Plan"), a former executive bonus plan earned in 1997 and prior years, payable in annual installments of $154,394, the last payments being in January 2000 and 2001 (contributions of $61,345 paid or to be paid by the Pacific Entities to the Company in 2000 and
         2001), and (b) payment pursuant to a Capital Appreciation Plan of the Pacific Entities and payable by the Pacific Entities in five annual installments, of $600,000, the first being paid in Fiscal Year 1999.

(3) Includes compensation amounts earned during the fiscal year but deferred pursuant to Section 401(k) of the Internal Revenue Code under the Company's 401(k) Savings Plan.

(4) Reflects the first of three annual payments by the Pacific Entities as a result of the sale of the Common Stock by the Pacific Entities to TOUSA and the resulting change of control, the first payment paid in Fiscal Year 1999.

(5)      Includes payment from the CAP Plan.

(6) All such options, including 67,200 options granted to Mr. Beckett, were granted on March 12, 1998, pursuant to the Company's 1998 Tandem Stock Option/Stock Appreciation Rights Plan (the "Plan"). Such Plan and all options were terminated upon a change of control on December 15, 1999 and the Company exercised its right to pay the spread of the closing price of the Common Stock on such date and the exercise price. There was no spread, and all options expired and terminated on December 15, 1999.

(7) Includes payment from the CAP Plan payable in annual installments of $123,515, the last payments being in January 2000 and 2001 (contributions of $49,076 paid or to be paid by the Pacific Entities to the Company in 2000 and 2001).

(8) Includes payment by the Pacific Entities of the first of four annual payments but does not include the acceleration of the earn-out consideration in connection with the acquisition of Westbrooke. See "Westbrooke Acquisition Amendment" under the Certain Transactions section of this proxy statement. Both were a result of the change of control that occurred from the sale of the Common Stock by the Pacific Entities to TOUSA on December 15, 1999.

(9)      Mr. Carr commenced employment with the Company on January 1, 1998.

(10) Includes payment from the CAP Plan payable in annual installments of $61,758, the last payments being in January 2000 and 2001 (contributions of $24,538 paid or to be paid by the Pacific Entities to the Company in 2000 and 2001).

(11) Mr. Beckett became subject to the reporting requirements for executive officers in 1999. All of Mr. Beckett's compensation for Fiscal Year 1999 has been included in the table.

EMPLOYMENT AGREEMENTS.

         Lonnie M. Fedrick, James M. Carr, J. Eric Rome, Terry C. White and J. Michael Beckett have employment agreements with the Company or a subsidiary of the Company. Mr. Fedrick's agreement commenced on January 1, 1998, has a five-year term, and provides for a base salary of $400,000 for 1998, increasing to $500,000 for 2002. Mr. Carr's amended agreement commenced on December 15, 1999, has a three-year term, provides for a base salary of $475,000, subject to adjustment annually beginning January 1, 2000 and provides for a bonus arrangement. Additionally, as part of Mr. Carr's agreement, should a change in control of the Company occur, Mr. Carr has the option to terminate his contract within 60 days and, if he elects to terminate, be paid an amount equal to the annual base salary amount in effect on that date for the remainder of the term. Mr. Rome's agreement commenced on January 1, 1998, has a five-year term and provides for a base salary of $250,000 for 1998, increasing to $400,000 for 2002. Mr. White's agreement commenced on January 1, 1998, has a five-year term and provides for a base salary of $150,000 for 1998, increasing to $220,000 for 2002. Mr. Beckett's agreement commenced on January 1, 1998, was amended effective January 1, 2000, has a six-year term, and provides for a base salary of $155,000 in 1998, increasing to $300,000 in 2003. Each of these employees is permitted to participate in such pension, profit-sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Company that may be in effect from time to time.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         Mr. Hasler and Mr. Newton, both independent directors, comprised the Compensation Committee in 1999. No officer or employee of the Company or any of its subsidiaries served on the committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

         During the fiscal year ended December 31, 1999, the Compensation Committee was comprised of William A. Hasler and former director Jon P. Newton. The membership of the Compensation Committee is currently comprised of Messrs. Hasler, Horner, Delikanakis, Andreas Stengos and George Stengos. The Compensation Committee, which is responsible for both the establishment and administration of the policies that govern both annual compensation and stock ownership programs for the Company, has furnished the following report of executive compensation.

         The Compensation Committee was formed on March 12, 1998, and therefore did not participate in all components of 1998 or 1999 compensation. Specifically, base salaries of certain executive officers and employees were established pursuant to employment agreements with the executive officers entered into in November 1996, and amended in January 1998. Mr. Carr's employment agreement was amended December 15, 1999 to extend the term through 2002 and to address the change of control that resulted from the sale of 80% of the Common Stock by the Pacific Entities to TOUSA.

       DETERMINATION OF EXECUTIVE OFFICER COMPENSATION. The compensation policies of the Company are intended to: (i) reward executives for long-term strategic management which results in the enhancement of shareholder values;
(ii) support a performance-oriented environment which rewards achievement of both internal Company goals and enhanced Company performance compared to performance levels of comparable companies in the industry; and (iii) attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

       The Compensation Committee also evaluated the bonus structure for certain key employees of Westbrooke. Three individuals had received discretionary bonuses in 1998 in addition to the 2% of earnings incentive and the earnout in connection with the Westbrooke acquisition in January 1998. The discretionary portion of bonuses was added to each employee's base compensations and eliminated as part of the bonus structure for 1999.

       COMPONENTS OF EXECUTIVE OFFICER COMPENSATION. For 1999, the executive compensation program also consisted of two key components: (i) a base salary and
(ii) incentive compensation (bonus).

       Base salaries paid to executive officers were paid pursuant to agreements described in "Employment Agreements" above. Each executive officer's base salary was established based primarily on the individual officer's level of responsibility and comparisons to similar positions within the Company as well as with other companies in the industry.

       In March 1999, the Compensation Committee evaluated and approved a 1999 annual bonus program for the senior officers of Newmark Home Corporation and its subsidiaries. The two primary criteria in establishing the program were the level of profitability and expense control. Each bonus was also to be a percentage of the officer's base salary based on job position and experience with the Company. In the budgeting process for the Company, a profit goal or regional contribution target and an expense target was set for each city and region. The amount of bonus earned by the employee will be determined with each factor and actual performance of such factor evaluated.

       Minimum threshold performance criteria must be reached before any bonus awards will be granted. In addition, the individual performance of executive officers may be taken into consideration in making any awards.

       DETERMINATION OF THE CHIEF EXECUTIVE OFFICER'S COMPENSATION. As Chief Executive Officer, Mr. Fedrick is compensated pursuant to an employment agreement described under "Employment Agreements" above. Mr. Fedrick was paid a base salary and an annual bonus. Mr. Fedrick's compensation is substantially related to the Company's performance because he receives an annual bonus, determined pursuant to a specific formula, which is based on the achievement of defined net income and expense control levels by Newmark Home Corporation and its subsidiaries. The actual achievement of a level of profitability for the combined cities and expense control are components of Mr. Fedrick's bonus. If the Company achieves the goals, Mr. Fedrick is entitled to receive a percentage of his base compensation.

       The foregoing report has been furnished by the current members of the Compensation Committee:

                                 William A. Hasler
                                 Larry D. Horner
                                 Andreas Stengos
                                 George Stengos
                                 Yannis Delikanakis

COMPARATIVE STOCK PERFORMANCE GRAPH

         The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard and Poor's 500 Stock Index and the Standard and Poor's Small Cap Homebuilding Index for the period beginning March 12, 1998 (the date on which the Common Stock commenced trading on the NASDAQ) through December 31, 1999. The total shareholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the S&P 500, and the S&P Small Cap Homebuilding Index. It also assumes reinvestment of all dividends.


                           TOTAL SHAREHOLDER RETURNS

                                    [GRAPH]

COMPARISON OF CUMULATIVE TOTAL RETURN FOR THE PERIOD BEGINNING MARCH 31, 1998 AND ENDING DECEMBER 31, 1999.


                                    March 12, 1998   December 31, 1998  December 31, 1999
                                    --------------   -----------------  -----------------
Newmark Homes Corp.                     $100.0             $ 66.67           $ 57.14
S&P Small Cap Homebuilding              $100.0             $ 78.80           $ 45.72
S&P 500 Composite                       $100.0             $116.20           $140.64


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

         Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the Company's stock, as well as certain affiliates of such person, to file the initial reports of ownership and changes in ownership with the SEC and NASDAQ. These parties are required to furnish the Company with copies of such forms they file. Based solely on a review of the copies of the Section 16(a) forms and amendments thereto received by the Company and on written representations that no other reports were required, the Company believes that all reports required pursuant to Section 16(a) for fiscal year 1999 were timely filed by all persons known by the Company to be required to file such reports with respect to the Company's securities.


                              CERTAIN TRANSACTIONS

         TAX ALLOCATION AGREEMENT-PACIFIC USA.

         Prior to the change of control that occurred on December 15, 1999 and pursuant to a Tax Allocation Agreement dated April 28, 1992, and amended on January 1, 1998, among Pacific USA, the Company, and all other subsidiaries of Pacific USA which are owned at least 80% by Pacific USA, the Company's earnings were included in the consolidated federal income tax returns filed by Pacific USA. The amount of the Company's liability to (or entitlement to payment from) Pacific USA under the Tax Allocation Agreement equaled the amount of taxes that the Company would owe (or refund that it would receive) had it prepared its federal income tax returns on a stand-alone basis. In addition, under federal income tax law, each member of a consolidated group (as determined for federal income tax purposes) is also jointly and severally liable for the federal income tax liability of the consolidated group. Pursuant to the Tax Allocation Agreement, Pacific USA agreed to indemnify the Company for any federal income tax liability for which Pacific USA had already received payment from the Company or with respect to any tax liabilities of Pacific USA or its affiliated entities other than the Company. Payments of $3.0 million, $3.9 million, $7.4 million and $10.7 million, respectively, were made by the Company to Pacific USA during 1996, 1997, 1998 and 1999 under this agreement.

         This Tax Allocation Agreement was partially terminated on December 15, 1999. The Company has been included in the consolidated federal income tax return with Pacific USA through

December 15, 1999 and remains liable for certain obligations related to such returns, and Pacific USA continues to have certain indemnification obligations to the Company for periods prior to such time.

         TAX ALLOCATION AGREEMENT-TOUSA.

         Pursuant to a Tax Allocation Agreement between TOUSA and the Company dated March 15, 2000 and effective as of December 16, 1999, the Company's earnings may be included in the consolidated federal income tax returns filed by TOUSA. The amount of the Company's liability to (or entitlement to payment from) TOUSA will equal the amount of taxes that the Company would owe (or refund that it would receive) had it prepared its federal tax returns on a stand-alone basis. In addition, under federal income tax law, each member of a consolidated group (as determined for federal income tax purposes) is also jointly and severally liable for the federal income tax liability of the consolidated group. Pursuant to the Tax Allocation Agreement-TOUSA, TOUSA has agreed to indemnify the Company for payments which TOUSA has already received from the Company or with respect to any tax liabilities of TOUSA or its affiliated entities other than the Company. The Company made a payment of $1.5 million related to this agreement to TOUSA on March 15, 2000 for the period beginning December 16, 1999 and ending December 31, 1999.

         TAX INDEMNITY AND ALLOCATION AGREEMENT.

         The Company, TOUSA and the Pacific Entities entered into a Tax Indemnity and Allocation Agreement dated December 15, 1999. Pursuant to this agreement, the Company elected to treat the change of control that occurred as a result of the sale of Common Stock from the Pacific Entities to TOUSA as a deemed taxable sale of assets resulting in a step-up in the tax basis of assets in accordance with Internal Revenue Code Section 338(h)(10). By electing Section 338(h)(10), the Company recognized taxable income of approximately $20 million, and $8 million of tax per the original tax sharing agreement, primarily due to the difference in the financial statement basis and the tax basis of the assets immediately prior to the change in control. Pursuant to the Stock Purchase Agreement dated November 24, 1999 between the Pacific Entities and TOUSA, the tax sharing agreement was modified to exclude the gain and corresponding tax from the transaction from the calculation of the tax payments by the Company to the Pacific Entities as a result of the Tax Sharing Agreement. Accordingly, the Company recognized its income tax expense based on the taxable income generated from its operations only. The Pacific Entities and TOUSA either owned or own eighty percent of the Company's Common Stock during relevant periods.

         WESTBROOKE ACQUISITION AMENDMENT.

         Pursuant to the Stock Purchase Agreement dated January 15, 1998 entered into in connection with the acquisition of Westbrooke, certain additional consideration or "earn-out payments" based on Westrooke achieving specified income targets over a five year period became due and payable to James Carr, the prior majority owner of Westbrooke, and key employees of Westbrooke upon a change of control. Westbrooke and the Company entered into an Amendment to Stock Purchase Agreement dated December 15, 1999 with Mr. Carr and the key employees regarding the amount and timing of the additional consideration as well as the acquisition of certain partnership interests from the key employees. The additional consideration for the acquisition of Westbrooke paid to Mr. Carr was in the form of a $4.6 million promissory note with extended payment terms. Mr. Carr is a director and an Executive Vice President of the Company.

         RISK MANAGEMENT SERVICES.

         The Company has purchased all of its insurance policies through a former affiliated insurance broker, Pacific Agency, Inc. which earned commissions of $89,000, $93,000, $152,000 and $155,000 in 1996, 1997, 1998 and
1999, respectively, with respect to such policies. The Company believes that these commissions are comparable to amounts it would have paid to an independent third party for similar services. Pacific Agency, Inc. is no longer an affiliate of the Company as a result of the change of control on December 15, 1999.

         PACIFIC USA GUARANTEES.

         Pacific USA guaranteed the obligations of the Company underlying the letters of credit issued by Bank United in favor of James Carr with respect to the acquisition of Westbrooke. Pacific USA received no consideration from the Company for this Guaranty. Such Guaranty by Pacific USA was released effective December 15, 1999.

         LOAN FROM RELATED PARTY.

         On March 10, 1999, the Company borrowed $1.5 million from James M. Carr, a member of the Company's Board of Directors and an Executive Vice-President of the Company. The note was unsecured, earned interest at 9.0% and had a maturity date of September 10, 1999. The note was repaid in full on March 30, 1999.

         ADMINISTRATIVE SERVICES.

         Pacific USA provided certain administrative services to and for the Company prior to the change of control on December 15, 1999. Functions that were performed by Pacific USA included payroll and employee benefits administration and the evaluation and negotiation under national contracts for the purchase of office supplies, long distance telephone and overnight delivery services. The costs of these office supplies, long distance and overnight delivery services may have differed from those available to the Company if it were to have negotiated these contracts on its own. The Company entered into a Services Agreement with Pacific USA on December 15, 1999 to continue to provide payroll and employee benefits administration, as well as certain other functions.

         LEASE AGREEMENT.

         In November 1998, Newmark Homes L.P. leased from Franklin Realty Investors, LLC approximately 2,400 square feet of space in a building located in Franklin, Tennessee, for a term of 24 months expiring on January 1, 2000. The monthly rent was $2,000 in the first year and $2,200 in the second year. Franklin Realty Investors, LLC is an affiliate of Pacific Realty, the Company's former majority shareholder.

         TWELVE STONES, PHASES IV-VI.

                  On September 19, 1997, Pacific United, L.P. ("Pacific United"), a subsidiary of the Company, purchased approximately 228.52 acres of undeveloped land planned for a golf course community consisting of an 18 hole golf course and 184 one-third acre single-family lots in Sumner County, Tennessee (just north of downtown Nashville) to be developed in six phases (Twelve Stones, Phases I-VI). The initial purchase price was $3,037,000. The land designated for the golf course, 145 acres, was immediately conveyed to Twelve Stones Golf, L.L.C, a majority owned subsidiary of Pacific Realty, the former majority shareholder of the Company, for no cash consideration and is known as Phase III.

         Phases I and II were developed in 1998 and 1999 by Pacific United, and the Company was the primary builder. Pacific United continues to own certain lots in Phases I and II. Phases IV, V and VI consist of 39.58 acres planned for 90 one-third acre lots. In October 1998, the Board of Directors approved the sale of Phases IV, V and VI to Pacific Acquisitions and Land Corp. ("PALC"), a wholly owned subsidiary of Pacific Realty, the former majority shareholder of the Company, for $2,015,946. This transaction occurred after the Board of Directors of the Company approved a decision to sell Phases IV, V and VI to PALC so the Company would not take the development risk due to the extended absorption period anticipated to build-out the project. The Investment Committee of the Board of Directors of the Company also approved the transaction and determined that the purchase price was at an independently determined fair market price.

         The Company has subsequently contracted with PALC to purchase the improved lots in Phases V and VI from PALC in one bulk closing scheduled for the fall of 2001. Phases V and VI are comprised of 43 golf course lots and 6 non-golf course lots and will be purchased for $3,347,000. Phase IV has been developed, and the Company purchased the 41 improved lots in November 1999 for $2,666,000. The terms and conditions of the contracts related to purchase of the developed lots in Phases IV, V and VI were negotiated by Lonnie Fedrick, President and Chief Executive Officer of the Company, and approved as being fair to the Company by the Investment Committee.

         CAPITAL ACCUMULATION PLAN.

         The Company and Pacific USA entered into a Schedule of Continuing Payments Related to the Capital Accumulation Plan (the "Schedule"), such Schedule dated November 1, 1999. Benefits from the CAP Plan, a former executive bonus plan earned in 1997 and prior years, were and are payable to Mr. Fedrick, Mr. Rome, Mr. White, Mr. Beckett and certain other officers of Newmark Home Corporation. Pursuant to the Schedule, Pacific USA agreed to contribute $200,394 for the annual payments by the Company in both January 2000 and 2001. See the "Summary Compensation Table" and the footnotes thereto.

         BT ALEX. BROWN SETTLEMENT.

         Pacific USA entered into an engagement letter agreement dated August 26, 1998 with BT Alex. Brown Incorporated ("Alex Brown"), whereby Alex Brown was engaged to provide certain advisory and investment banking services relating to the Company and its assets. On December 15,

1998, the Company agreed to assume the obligations of Pacific USA as a condition to the assignment of Pacific USA's rights under the agreement to the Company. On May 12, 1999, Pacific USA entered into a second letter agreement with Alex Brown regarding a potential transaction concerning the Company, and the Company and Alex Brown terminated the first letter agreement that had been assigned to the Company (the "Termination Agreement"). As part of the Termination Agreement, the Company agreed to pay to Alex Brown the fees and expenses then owing, such amounts being $350,000 in fees and $64,914 in expenses. On August 23, 1999, the Company and Pacific USA entered into a letter agreement with Alex Brown to settle any and all fee and expense payments related to the agreements and assignment. The Company paid the $350,000 in fees and $90,953 in expenses, and Pacific USA paid $500,000, all in full payment of all obligations under the various agreements and assignments. Pacific reimbursed the Company $26,039 for a pro rata share of the expenses on December 15, 1999.

                               II. OTHER MATTERS

RELATIONSHIP WITH INDEPENDENT AUDITOR

         BDO Seidman, LLP ("BDO") was appointed on January 27, 1999 as the independent auditor for the Company and its subsidiaries and has reported on the Company's consolidated financial statements included in the Annual Report of the Company which accompanies this proxy statement. The Company's independent auditor is appointed by the Audit Committee and reaffirmed by the Board of Directors. A representative of BDO is expected to be present at the Meeting, will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions of shareholders.

         KPMG LLP ("KPMG") acted as the Company's independent auditors for fiscal years 1994 through 1997. The Company dismissed KPMG as its independent auditors on January 27, 1999, and engaged BDO as its new independent auditors for Fiscal Year 1998. The dismissal occurred as a result of Pacific Electric Wire & Cable's request that all of the companies consolidated into their financial statements be audited by their auditor, BDO Seidman, LLP.

         During the past three years, the auditor's reports did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The dismissal of KPMG was approved by the Company's Audit Committee of the Board of Directors. The Company and KPMG did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the Company's two fiscal years and during the interim period prior to the dismissal of KPMG, the Company did not experience any reportable disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. BDO reviewed the past financial statements for the Company in making its determination to accept the engagement with the Company. The Company did not have any disagreements with KPMG and therefore did not discuss any past disagreements with BDO.

         In a letter filed as Exhibit 16.1 to the Company's Current Report on Form 8-K dated February 3, 1999, as amended, KPMG confirmed its concurrence with the disclosures made above.

                              III. OTHER PROPOSALS

         Neither the Company nor the members of its Board of Directors intends to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and they have no present knowledge that any other matters will be presented for action at the Meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

                            IV. SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company at its principal executive offices, 1200 Soldiers Field Drive, Sugar Land, Texas 77479,
Attention: Secretary, by February 7, 2001, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be sent by certified mail, return receipt requested.

         The Company must receive notice of any proposals of shareholders that are intended to be presented at the Company's 2001 Annual Meeting of Shareholders, but that are not intended to be considered for inclusion in the Company's proxy statement and proxy related to that meeting, no later than April 24, 2001 to be considered timely. Such proposals should be sent to the Company's Secretary at the Company's principal executive offices, 1200 Soldiers Field Drive, Sugar Land, Texas 77479 by certified mail, return receipt requested. If the Company does not have notice of the matter by that date, the Company's form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in the Company's form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

                                   APPENDIX A

                         CHARTER FOR THE AUDIT COMMITTEE
                            OR THE BOARD OF DIRECTORS
                             OF NEWMARK HOMES CORP.


PURPOSE:

         The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Newmark Homes Corp. and its subsidiaries (the "Company"), to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

         In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.


MEMBERSHIP:

         The Audit Committee will consist of at least three (3) members of the Board, all to be independent directors in accordance with Rule 4460(d) of the National Association of Securities Dealers ("NASD"). All directors must be able to read and understand financial statements, including the Company's balance sheet, income statement, and cash flow, (be financially literate or shall become financially literate within a reasonable period of time after appointment to the committee). At least one of the directors must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board.


RESPONSIBILITIES:

         The responsibilities of the Audit committee shall include:

         1. Reviewing on a continuing basis, the adequacy of the Company's system of internal controls.

         2. Reviewing on a continuing basis, the activities, organizational structure, and qualifications of the Company's internal audit function.

         3. Reviewing the independent auditor's proposed audit scope and approach.

         4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

         5.       Reviewing the performance of the independent auditors.

         6. Recommending the appointment of independent auditors to the Board.

         7.       Reviewing fee arrangements with the independent auditors.

         8. Reviewing before release, the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K.

         9. Reviewing before release, the unaudited quarterly operating results in the Company's quarterly earnings release and the Company's Quarterly Report on Form 10-Q. The chair of the committee may represent the entire committee for the purposes of this review.

         10. Overseeing compliance with SEC requirements for disclosure of auditor's services and audit committee members and activities.

         11. Reviewing management's monitoring of compliance with Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act.

         12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements.

         13. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

         14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist.

         15. Reviewing related party transactions for potential conflicts of interest; and

         16.      Performing other oversight functions as requested by the full
                  Board.

         In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.


MEETINGS:

         The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule, which it will provide to the Board in advance. Any action that may be taken by the Audit Committee at a meeting of such committee may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all of the members of the Audit Committee.

         The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.


REPORTS:

         The Audit Committee will record its summaries of recommendations to the Board in written form, which will be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.


MINUTES:

         The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

January 28, 2000

                                      PROXY

                               NEWMARK HOMES CORP.

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                 ANNUAL MEETING OF SHAREHOLDERS - JULY 17, 2000


The undersigned shareholder of Newmark Homes Corp. (the "Company"), revoking all previous proxies, hereby appoints Constantine Stengos and Yannis Delikanakis, and each of them individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of common stock, $.01 par value, of the Company, which the undersigned would be entitled to vote, if personally present at the Annual Meeting of Shareholders of the Company, to be held at the St. Regis Hotel located at 1919 Briar Oak Lane, Houston, Texas 77026, on Monday, July 17, 2000, and at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. Unless otherwise specified, shares will be voted "FOR" the election of the eight directors. This proxy also delegates discretionary authority to vote with respect to any other business, which may properly come before the meeting, or any adjournment or postponement thereof.

1. Proposal to elect eight directors to serve until their respective successors are duly elected and qualified. The Board of Directors recommends a vote for the following nominees: (1) Constantine Stengos,
         (2) Andreas Stengos, (3) George Stengos, (4) Yannis Delikanakis, (5) Larry D. Horner, (6) William A. Hasler, (7) Lonnie M. Fedrick, and (8) James M. Carr.

                    FOR ALL NOMINEES     [ ]       WITHHOLD ALL NOMINEES     [ ]


                    WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE NUMBER(S) OF NOMINEE(S) BELOW [ ]


                         USE NUMBER ONLY:
                                         -----------------------------------


2. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 1999 ANNUAL REPORT ON FORM 10-K OF NEWMARK HOMES CORP.

         Dated:                                      , 2000
               --------------------------------------

         --------------------------------------------------

                     Signature of Shareholder

         --------------------------------------------------

                     Signature of Shareholder

NOTE: Please sign this Proxy exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the shareholder is a corporation, please sign by full corporate name by duly authorized officer or officers and affix the corporate seal. Where shares are held in the name of two or more persons, all such persons should sign.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.